SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 10, 2004

                                PERRIGO COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

   MICHIGAN                          0-19725                  38-2799573
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(State of other                    (Commission              (I.R.S. Employer
Jurisdiction of                    File Number)              Identification
Incorporation)                                                   Number)

515 Eastern Avenue, Allegan, Michigan                            49010
----------------------------------------                       ---------
(Address of principal executive offices)                       Zip Code)

Registrant's telephone number, including area code:    (269) 673-8451
                                                       --------------

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ITEM 12. Disclosure of Results of Operations and Financial Condition

On August 10, 2004, the Perrigo Company released earnings for the fourth quarter and fiscal year 2004.

The earnings release contains a non-GAAP measure which is defined as a financial measure of the Company's performance that excludes or includes amounts thereby differentiating it from the most directly comparable measure presented in the financial statements that are calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP). Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within its earnings release to the most directly comparable GAAP measure for this non-GAAP measure.

The Company excludes unusual litigation income, a one-time tax benefit and an FTC related charge when monitoring and evaluating the on-going financial results and trends of its business due to the non-recurring nature of these items. The Company believes this information is also useful for investors since excluding these non-recurring items provides important insight into the Company's ongoing operations.

The press release related to Perrigo's earnings is attached as Exhibit 99.

The information in this Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PERRIGO COMPANY
                                              (Registrant)

                                              By:  /s/ Douglas R. Schrank
                                                   ----------------------------
Dated: August 10, 2004                             Douglas R. Schrank
                                                   Executive Vice President and
                                                    Chief Financial Officer
                                                    (Principal Accounting and
                                                    Financial Officer)

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                                  Exhibit Index

      Exhibit 99 - Press Release issued by Perrigo Company on August 10, 2004, furnished solely pursuant to Item 12 for Form 8-K.